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                                                                    Exhibit 10.7
                                DOVER CORPORATION
                        1995 INCENTIVE STOCK OPTION PLAN
                                       AND
                          1995 CASH PERFORMANCE PROGRAM
                          (AS AMENDED FEBRUARY 8, 2001)

                             A. PURPOSE AND SCOPE OF
                                PLAN AND PROGRAM

         1. Purpose. The 1995 Incentive Stock Option Plan (the "Plan") and 1995 Cash Performance Program (the "Program") are intended to promote the long-term success of Dover Corporation by providing salaried officers and other key employees of Dover Corporation and its subsidiaries, on whom major responsibility for the present and future success of Dover Corporation rests, with a long-range inducement to remain with the organization and to encourage them to increase their efforts to make Dover Corporation successful. The term "Corporation" shall mean Dover Corporation and any present or future corporation which is or would be a "subsidiary corporation" of Dover Corporation as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the context requires otherwise.

         2. Successor Plan and Program. The Plan and the Program are successors to the 1984 Incentive Stock Option Plan and Cash Performance Program (hereinafter the "Predecessor Plans"). No further grants of options or incentive awards may be made under the Predecessor Plans. Options and incentive awards under the Predecessor Plans shall be administered pursuant to the provisions of those respective Plans.

         3. Administration. The Plan and the Program shall be administered and interpreted by the Compensation Committee (or such other Committee of the Board of Directors as the Board may designate if there is no Compensation Committee; hereinafter the "Committee"), consisting of not less than three persons appointed by the Board of Directors of the Corporation from among its members. A person may serve as a Committee member provided he or she shall comply in all respects with any qualifications required by law, including specifically being a "disinterested person" for purposes of the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" for purposes of Section 162(m) of the Code. The Committee will have sole and complete authority to administer all aspects of the Plan and the Program, including but not limited to: (a) determining the individuals eligible to receive options and restricted stock under the Plan and/or to participate in the Program; (b) granting options, restricted stock and participations; (c) determining the number of options and the amount of restricted stock and participations to be granted to any such eligible individuals at any time or from time to time; (d) determining the terms and conditions under which grants and participations will be made; and (e) determining whether objectives and conditions for performance bonuses have been met. The Committee may, subject to the provisions of the Plan and Program, from time to time establish such rules and regulations as it deems appropriate for the proper administration of the Plan and the Program. The Committee's decisions shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and the Program and any grants or awards made thereunder.

         4. Eligibility. Grants may be made to any employee of the Corporation who is a salaried officer or other key employee, including salaried members of the Board of Directors (hereinafter sometimes referred to as "participants"). The Committee shall select the participants eligible and determine the terms of the grants and participations to each.

         5. Shares Available for Grant. 20,000,000 shares of Common Stock of Dover Corporation (the "Common Stock") will be reserved for issuance upon exercise of options to purchase Common Stock granted under the Plan, which options may be granted at any time prior to January 30, 2005, and for awards of restricted stock. These maximum numbers are subject to appropriate adjustment resulting from future stock splits, stock dividends, recapitalizations, reorganizations and other similar changes to be computed in the same manner as that provided for in Paragraph 14 below. If any option or award of restricted stock granted under the Plan expires, terminates or is canceled for any reason without having been exercised in
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full, the number of unpurchased shares under such option or restricted stock under such award will again be available for the purpose of the Plan.

                             B. STOCK OPTION AWARDS

         6. Stock Options. Options granted under the terms of this Plan shall be designated as either "non-qualified" stock options or "incentive" stock options within the meaning of Section 422 of the Code, and shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations:

                 (a) Option Price. The fair market value of a share of Common Stock on the date the option is granted shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a share of Common Stock on such day (or, if such day is not a trading day, on the next trading day) on the New York Stock Exchange (the "Exchange"), the average of the closing bid and asked prices for a share of Common Stock on the Exchange on the date the option is granted by the Committee or the average of the high and low sales price of a share of Common Stock on the Exchange on the date the option is granted by the Committee. The Committee shall be authorized, in its discretion, to round the fair market value of a share of Common Stock to the nearest whole number or quarterly fraction thereof.

                  (b) Option Exercise Period. The term of each option will be for such period as the Committee may determine, but in no event may an option be exercised more than 10 years following the granting thereof.

                 (c) Rights of Option Holder. A recipient of stock options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate for such shares. Except as specifically set forth in Paragraph 14 below, no adjustment shall be made for dividends or other distributions of cash or other property on or with respect to shares of stock covered by these options paid or payable to holders of record prior to such issuance.

                 (d) Limits on Individuals. Options on a maximum number of 600,000 shares may be granted each year to a single participant. The aggregate fair market value (determined on the date of grant) of Common Stock with respect to which a participant is granted incentive stock options (including incentive stock options granted under any Predecessor Plan) which first become exercisable during any given calendar year shall not exceed $100,000.

         7. Exercise of Option. Stock options may be exercised at such time or times and subject to such terms and conditions as the Committee shall determine and are specified in the option instrument, not inconsistent with the terms of the Plan; provided, however, that except as set forth in Paragraphs 11 and 14, no option may be exercised prior to the third anniversary of such Option grant and any partial exercise of an option shall be for not less than 500 shares. To exercise an option, the option holder must give written notice to the Corporation of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in Paragraph 8. The date of actual receipt by the Corporation of such notice and payment shall be deemed the date of exercise of the option with respect to the shares being purchased and the stock certificates therefor shall be issued as soon as practicable thereafter. The shares to be issued upon exercise of an option will be either treasury or authorized and unissued stock, in the sole discretion of the Corporation.

         8. Payment. Payment of the option exercise price must be made in full at the time of exercise (a) by check made payable to the Corporation, (b) if available, through the Loan Program (as hereinafter described), (c) by transfer to the Corporation of shares of Common Stock owned by the participant or (d) with a combination of the foregoing. If payment is made by the transfer of shares, the value per share of the shares so transferred to the Corporation to be credited toward the purchase price will be the average between the high and the low sales price per share of Common Stock on the Exchange on the date the option is exercised or, if no sales have occurred on that date, such value will be the closing price per share on the Exchange on the next trading day following the exercise of the option. The shares transferred to
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Dover will be added to the Corporation's treasury shares or canceled and become authorized and unissued shares.

         9. Option Transfers. The options granted under the Plan may not be sold, transferred, hypothecated, pledged or otherwise disposed of by any of the holders except by will or by the laws of descent and distribution, or as otherwise provided herein. The option of any person to acquire stock and all rights thereunder shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted herein. Notwithstanding the foregoing, a participant may transfer any non-qualified option granted under this Plan to members of the holder's immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing such option expressly so provides and the option holder does not receive any consideration for the transfer; provided that any such transferred option shall continue to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer (except that such transferred option shall not be further transferred by the transferee during the transferee's lifetime).

         10. Registration. The Corporation will stamp stock certificates delivered to the stockholder with an appropriate legend if the shares are not registered under the Securities Act of 1933, as amended (the "Act"), or are otherwise not free to be transferred by the holder and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Act.

         11. Effect of Death, or Permanent Disability or Retirement. If an option holder dies or becomes permanently disabled while employed by the Corporation, the option holder or such holder's estate or the legatees or distributees of such holder's estate or of the option, as the case may be, shall have the right, on or before the earlier of the expiration date of the option or sixty (60) months following the date of such death or permanent disability, to purchase under the option the number of shares, if any, which the option holder was entitled to purchase as of such date of death or permanent disability. If an option holder retires at or after age 65 (or at an earlier retirement date approved by the Committee and subject to the provisions of Paragraph 37 below), the option holder shall have the right, on or before the earlier of the expiration date of the option or sixty (60) months following the date of such retirement, to purchase shares under any options which at retirement are, or within sixty (60) months following retirement would become, exercisable.

         12. Voluntary or Involuntary Termination. If any option holder's employment with the Corporation is voluntarily or involuntarily terminated for any reason, other than for reasons specified above or for "cause" (as defined below), the option holder shall have the right to purchase under the option the number of shares, if any, which such holder was entitled to purchase at the time of such termination at any time on or before the earlier of three (3) months following the effective date of such termination of employment or the expiration date of the option.

         13. Termination for Cause. If an option holder's employment with the Corporation is terminated for cause (defined as (a) a felony conviction of the option holder; (b) the commission by the option holder of an act of fraud or embezzlement against the Corporation; or (c) the option holder's willful misconduct or gross negligence materially detrimental to the Corporation), the option shall be canceled and the holder shall have no further rights to exercise any such option and all of such holder's rights thereunder shall terminate as of the effective date of termination of employment.

         14. Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. If any Common Stock dividend is paid by the Corporation, if any non-cash distribution is made by the Corporation as respects its Common Stock, if the shares of Common Stock are split or reclassified, if the Corporation should be reorganized or consolidated or merged with or into another corporation, or if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, each option holder shall be entitled, upon exercise of such holder's option, to receive for the same aggregate exercise price the same number and kind of shares of stock (to the nearest whole number) as he or she would have been entitled to receive upon the happening of such stock dividend, distribution, stock split,
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reclassification, reorganization, consolidation, merger or transfer, if he or she had been, immediately prior to such event, the holder of such shares. Outstanding options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Corporation, its dissolution, any merger or consolidation, or the merger or consolidation of any other corporation into the Corporation, to amend all outstanding options to permit their exercise prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness. If the Board of Directors shall exercise such power, all options outstanding shall be deemed to have been amended to permit the exercise thereof in whole or in part by the holder at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options shall be deemed to terminate upon such effectiveness.

         15. Loan Program. Except in unusual circumstances, it is the Corporation's expectation that shares acquired through the exercise of options are to be held by participants for the duration of their employment with the Corporation. In order to help participants finance the exercise of their options and resulting income taxes, if any, the Corporation may provide for loans to Plan participants at any time and from time to time after May 1, 1995. If established by the Board, any loan program will be administered by the Committee and may apply to all existing unexercised options, with the exception of incentive options, and/or all future option grants, as the Committee shall decide. The terms of any loans shall be specified by the Committee, as they may deem appropriate, provided that the following terms shall apply:

                 (a) The maximum amount of any loan cannot be greater than the option exercise price of the acquired stock, together with the amount of any taxes due as a result of such exercise, and in any event cannot exceed the fair market value of the acquired stock. In the event the participant chooses to satisfy all or a portion of the option exercise price by surrender, at fair market value, of other Common Stock already owned by the participant, the maximum amount of the loan will be reduced by the value of the stock surrendered.

                 (b) Loans will be evidenced by promissory notes having a term of not more than ten (10) years, which notes shall be subject to further extension for additional periods of time not exceeding ten (10) years at each such extension. Prepayment of loan principal may not be required during the participant's employment with the Corporation and/or subsidiaries. Repayment in full must be made within one (1) month of termination of employment; however, this period is extended to six (6) months if employment ceases due to death, permanent disability or retirement. Loan prepayment may be made by the participant at the participant's discretion but, once reduced, the loan may not be subsequently increased.

                 (c) The Corporation shall have the right to hold as collateral all stock acquired under a particular option instrument, regardless of the amount of the loan, until the loan is fully repaid. Such stock will be registered in the participant's name (or such other name as the Plan permits) so that the participant may vote the stock and receive the dividends applicable thereto, provided the loan is current.

                 (d) The participant will be responsible for the full repayment of the loan, regardless of the value of the stock. However, no additional collateral for the loan will be required regardless of the fair market value of the stock.

                 (e) Interest on the loan balance will be due quarterly, in arrears, and will be at a sufficient rate so as not to result in any imputed income to the participant under the terms of the Code.

         16. Change of Control. Options and grantees of options shall be subject to the terms of Paragraph 36 below related to a change of control of the Corporation.

                           C. RESTRICTED STOCK AWARDS

         17. Grant. Subject to the provisions and as part of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons who shall receive shares of Common Stock which are subject to certain forfeiture restrictions during the restriction period and subject to the terms
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of the Plan ("restricted stock"). Awards of restricted stock shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations.

         18. Term of Restriction Period. The Committee may adopt such vesting schedules, not longer than five (5) years from the date of the award, as it may deem appropriate with respect to awards of restricted stock and may condition the lapse of the restrictions applicable to an award upon the attainment by the Corporation or any subsidiary or division or by the participant of any performance objectives set by the Committee.

         19. Issuance of Shares. Certificates issued for restricted stock shall be registered in the name of the participant and deposited by the participant with the Secretary of the Corporation, together with a stock power endorsed in blank. Upon lapse of the applicable restriction period, the Corporation shall deliver such certificates to the participant. In the event that the shares of restricted stock are forfeited, such shares automatically shall be transferred back to the Corporation. The Corporation will stamp the stock certificates delivered to the participant with an appropriate legend if the shares are not registered under the Act, or are otherwise not free to be transferred by the participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Act.

         20. Dividends and Voting Rights. In the discretion of the Committee, dividends which become payable with respect to restricted stock during the restriction period will be reinvested in additional shares of restricted stock for the account of the award recipient, accumulated for later distribution to vested participants, or distributed to the award recipient as paid. An employee who receives an award of restricted stock may also in the discretion of the Committee be entitled, during the restriction period, to exercise voting rights with respect to such restricted stock.

         21. Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process, except as otherwise provided in the applicable award agreement. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the restricted stock contrary to the provisions of the award agreement or the Plan, the restricted stock shall immediately be forfeited to the Corporation.

         22. Termination of Employment. In the case of a participant's permanent disability, death, termination of employment by the Corporation other than for cause (as defined in Paragraph 13 above) or special circumstances, as determined by the Committee, any restrictions remaining with respect to shares of restricted stock as of the date of the participant's termination of employment shall lapse. If the participant's employment with the Corporation is terminated as a result of the retirement of the participant at or after age 65 (or at an earlier retirement date approved by the Committee and subject to the provisions of Paragraph 37 below), the shares of restricted stock shall continue to vest as if the participant's employment had not terminated until such time as the remaining restrictions lapse. If a participant's employment with the Corporation is voluntarily or involuntarily terminated for any other reason during the restriction period, the shares of restricted stock shall be forfeited.

         23. Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. In the event of a stock dividend, merger, recapitalization, reorganization or other transaction described in Paragraph 14 above, the terms and conditions of the restricted stock awards shall be adjusted in a manner consistent with adjustments made to options granted under the Plan.

         24. Change of Control. Awards of restricted stock and persons who are awarded restricted stock shall be subject to the terms of Paragraph 36 below.

         25. Cancellation. The Committee may at any time require the cancellation of any award of restricted stock in consideration of a cash payment or alternative award under the Plan equal to the fair market value of the cancelled award of restricted stock.
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                           D. CASH PERFORMANCE AWARDS

         26. Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of an option under the Plan, in its sole discretion, grant to a participant the opportunity to earn a cash performance payment, conditional upon the attainment of an objective performance goal during a performance period. The performance period shall be not less than three fiscal years of the Corporation, including the year in which the conditional grant is made. Any performance goal established by the Committee shall include an objective formula or standard for determining the amount of the performance payment payable to a participant if the goal is attained. The performance goal may be fixed by the Committee for the Corporation as a whole or for a subsidiary or division of the Corporation, depending on the Committee's judgment as to what is most appropriate for the individual involved, and shall be set by the Committee before the 90th day after the commencement of the period of services to which the performance payment relates. Performance goals shall be based on at least one or more of the following factors which the Committee deems appropriate, as they apply to the Corporation as a whole or to a subsidiary or a division: (a) earnings per share, (b) operating earnings, (c) return on equity and (d) return on investment. The performance goal with respect to a performance period will be the same for all persons within the same business unit. The material terms of the performance goals shall be subject to stockholder approval to the extent provided in regulations promulgated under Section 162(m) of the Code.

         27. Determination of Payment Amount. The aggregate maximum cash payout for any business unit within the Corporation or the Corporation as a whole shall not exceed a fixed percentage of the annual average earnings increase of the relevant entity during the performance period, such percentages and dollar amounts to be determined by the Committee annually when performance goals are established. In no event can an individual receive an annual payment which exceeds $2 million. A performance payment shall be payable with respect to a performance period only if the Committee shall have certified that the applicable performance target has been attained. The Committee shall also have the power to approve proportional or adjusted payments under the Program to address situations where participants join the Corporation, or transfer within the Corporation, during a performance period. The Committee shall have the discretion to decrease the amount payable upon attainment of the performance goal (as determined under such formula or standard) to take into account the effect of any unusual, non-recurring circumstance, but shall have the discretion to increase the amount payable to take into account any such effect only if such discretion would not cause such compensation to fail to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code.

         28. Effect of Death, Disability or Other Early Termination of Employment. If the participant in the Program (a) dies, (b) becomes permanently disabled while employed by the Corporation or (c) terminates employment for any reason (other than related to retirement covered by Paragraph 29 below) approved by the Committee as an "approved termination", then, subject to the provisions of Paragraph 37 below, the participant (or the participant's estate or the legatees or distributees of the participant's estate, as the case may be) shall be entitled to receive on the payment date the cash payment which the participant would have earned had the participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the participant was employed by the Corporation during the performance measurement period and the denominator of which is the number of months of the performance measurement period (treating fractional months as whole months in each case).

         29. Effect of Normal Retirement. If before the date of payment, the participant retires on or after age 65 years (or earlier as an "approved early retirement" approved by the Committee and subject to the provisions of Paragraph 37 below), the participant shall be entitled to receive on the payment date the same amount of cash which the participant would have earned had such participant then been an employee of the Corporation as of such date.

         30. Effect of Other Terminations of Employment.

         (a) General Termination. If a participant's employment with the Corporation is terminated for any reason, whether voluntary, involuntary, or for cause (as defined as Paragraph 13 above), other than those
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described in Paragraphs 28 or 29 above or in Paragraph 30 (b) below, then his or her participation shall be canceled and all of the participant's rights under the grant shall terminate as of the effective date of the termination of such employment.

         (b) Pre-Payment Termination. If, after the end of a performance measurement period and before the date of payment or distribution of any final award, a participant's employment is terminated, whether voluntarily or involuntarily for any reason other than for cause (as defined in Paragraph 13 above), the participant shall be entitled to receive on the payment or distribution date the cash payment which the participant would have earned had the participant continued to be an employee of the Corporation as of the payment or distribution date.

         31. Change of Control. The terms of a performance goal and each participant in the Cash Performance Program shall be subject to the terms of Paragraph 36 below.

                              E. GENERAL PROVISIONS

         32. Legal Compliance. It is the intent of the Corporation that the Plan comply in all respects with applicable provisions of the Exchange Act, including
Section 16 and Rule 16b-3, so that any grant of options or restricted stock to, or other transaction by, a participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall not result in short-swing profits liability under Section 16(b) (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction). It is also the intent of the Corporation that any compensation income realized in connection with options or restricted stock and any performance payments made under the Plan and Program constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code so that any deduction to which the Corporation is entitled in connection with such compensation will not be subject to the limitations of
Section 162(m)(1) of the Code. Accordingly, if any provision of the Plan or Program or any agreement relating to an option, grant of restricted stock or participation does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction so that such a participant would be subject to Section 16(b) liability (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction), or if any provision of the Plan or Program or any agreement relating to an option, grant of restricted stock or participation would limit, under Section 162(m)(1) of the Code, the amount of compensation income to an optionee or participant that the Corporation would otherwise be entitled to deduct, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, or to eliminate such deductibility limitation, and the participant shall be deemed to have consented to such construction or amendment.

         33. Withholding Taxes. The Committee shall make arrangements for the collection of any Federal, State or local taxes of any kind required to be withheld with respect to any transactions effected under the Plan or the Program. The obligations of the Corporation under the Plan and the Program shall be conditional on satisfaction of such obligations and the Corporation, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to a participant.

         34. Effect of Recapitalization or Reorganization. The obligations of the Corporation with respect to an option or restricted stock granted under the Plan or a participation under the Program shall be binding upon the Corporation, its successors or assigns, including any successor or resulting company either in liquidation or merger of the Corporation into another company owning all the outstanding voting stock of the Corporation or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting company acquires all or substantially all the assets of the Corporation and assumes all or substantially all its obligations unless options are terminated in accordance with Paragraph 14.

         35. Employment Rights and Obligations. Neither the granting of any option or award of restricted stock under the Plan or participation under the Program nor the provisions related to a change of control of the Corporation (as defined below) or a Person seeking to effect a change of control of the Corporation shall alter or otherwise affect the rights of the Corporation to change any and all the terms and conditions of employment of any participant including, but not limited to, the right to terminate such participant's employment.
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         36.     Change of Control.

                 (a) Each participant, upon acceptance of a grant of options or restricted stock or the opportunity to earn a cash performance payment, and as a condition to such grant, shall be deemed to have agreed that, in the event any Person begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps seeking to effect a change of control of the Corporation (as defined below), such participant will not voluntarily terminate his or her employment with the Corporation or with a direct or indirect subsidiary of the Corporation, as the case may be, and, unless terminated by the Corporation or such subsidiary, will continue to render services to the Corporation or such subsidiary until such Person has abandoned or terminated efforts to effect a change of control.

                  (b) In the event of a change of control,

                           (i) all options to purchase shares of common stock of
the Corporation shall immediately vest and become exercisable in accordance with the terms of the appropriate stock option agreement;

                           (ii) all outstanding restrictions with respect to any
restricted stock shall immediately expire;

                           (iii) with respect to performance awards under the
Cash Performance Program:

                                    (A) all performance awards outstanding shall
immediately vest and become immediately due and payable;

                                    (B) the performance measurement period of
all performance awards outstanding shall terminate on the last day of the month prior to the month in which the change of control occurs;

                                    (C) the participant shall be entitled to a
cash payment the amount of which shall be determined in accordance with the terms and conditions of the Program and the appropriate program award agreement, which amount shall be multiplied by a fraction, the numerator of which is the actual number of months in the performance measurement period (as determined in accordance with clause (iii)(B) above) and the denominator of which is 36 (or 48 if the performance measurement period established at the date of grant is four years or more); and

                                    (D) the Continuing Directors (as defined in
Article Fourteenth of the Corporation's Certificate of Incorporation) shall promptly determine whether the participant is entitled to any performance award, and any performance award payable shall be paid to the participant promptly but in no event more than five days after a change of control;

                           (iv) the Continuing Directors shall have the sole and
complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any grant or participation under the Plan or the Program, and their decisions shall be binding and conclusive upon all interested parties; and

                           (v) other than as set forth above, the terms and
conditions of all grants and participations shall remain unchanged.

                  (c) A "change of control" shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms are defined below):

                           (i) any Person is or becomes the Beneficial Owner,
directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                           (ii) the following individuals cease for any reason
to constitute a majority of the number of directors then serving: individuals who, on February 1, 1995, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office at the time of such approval or recommendation who either were directors on February 1, 1995 or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (iii) there is consummated a merger or consolidation
of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) any such merger or consolidation after the consummation of which the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities; or

                           (iv) the stockholders of the Corporation approve a
plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such transaction or series of transactions.

                  (d) For purposes of this Paragraph 36, the following terms shall have the meanings indicated:

                           (i) "Affiliate" shall have the meaning set forth in
Rule 12b-2 under Section 12 of the Exchange Act.

                           (ii) "Beneficial Owner" shall have the meaning set
forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

                           (iii) "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended from time to time.

                           (iv) "Person" shall have the meaning given in Section
3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

         37. Non-compete. (a) Any approval by the Committee of a participant who takes early retirement being accorded the same treatment as a participant retiring at or after age 65, as contemplated in

Paragraphs 11, 22 and 29, and any designation by the Committee of a termination as an "approved termination" under Paragraph 28(c) shall be subject to the provisions of this Paragraph 37. Any participant who is the beneficiary of any such approval or designation by the Committee shall be deemed to have expressly agreed not to compete with the Corporation or any subsidiary of the Corporation at which such participant was employed at any time in the three years immediately prior to termination of employment, as the case may be, in the geographic area in which the Corporation or such subsidiary actively carried on business at the end of the participant's employment there, for the period with respect to which such approval or designation affords the participant enhanced benefits, which period shall be, (a) with respect to stock options, the additional period allowed the participant for the vesting and exercise of options outstanding at termination of employment, (b) with respect to restricted stock, the period remaining after the participant's termination of employment until the end of the original restriction period for such restricted stock, and
(c) with respect to performance awards under the Cash Performance Program, the period until the payment date following the end of the last applicable performance period.

                 (b) In the event that a participant shall fail to comply with the provisions of this Paragraph 37, the Committee's approval and/or designation, as applicable, described above shall be automatically rescinded and the participant shall forfeit the enhanced benefits referred to above and shall return to the Corporation the economic value theretofore realized by reason of such benefits as determined by the Committee. If the provision of this Paragraph 37, or the corresponding provisions of a grant, award or participation agreement, shall be unenforceable as to any participant, the Committee may rescind any such approval or designation with respect to such participant.

                 (c) If any provision of this Paragraph 37, or the corresponding provisions of a grant, award or participation agreement, is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Paragraph 37, or the corresponding provisions of a grant, award or participation agreement, shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.

         38. Interpretation. The Committee shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of the Plan and the Program, of any stock option agreement, loan or restricted stock award agreement entered into pursuant to the Plan, or of any participation under the Program, and its decisions shall be binding and conclusive upon all interested parties.

         39. Amendment. Except as expressly provided in the next sentence, the Board of Directors may amend the Plan or Program in any manner it deems necessary or appropriate (including any of the terms, conditions or definitions contained herein), or terminate the Plan and/or Program at any time prior to January 30, 2005; provided, however, that any such termination will not affect the validity of any then outstanding options or restricted stock awards previously granted under the Plan or outstanding participations under the Program, as the case may be. Without the approval of the Corporation's stockholders, the Board cannot: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive options or restricted stock awards; (b) reduce the option price below the fair market value of the Common Stock on the date of the option grant; or (c) extend beyond 120 months from the date of the grant the period within which an option may be exercised.

         40. Effectiveness, and Termination of Plan. The Plan and the Program will become effective on the date of their adoption by the Board of Directors, subject to ratification of the adoption of the Plan and the Program by affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock. The Plan and Program will both terminate on January 30, 2005 and no option or restricted stock award grant or participation grant, as the case may be, may be made on or after such date.

         41. Foreign Jurisdictions. The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan and the Program, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to participants who are subject to such laws.

         42. Governing Law. The Plan, the Program and all grants, options, awards and payments made hereunder shall be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.